Exhibit 99.1

PRESS RELEASE

Marrone Bio Innovations Announces Completion of Audit Committee Investigation; Update on Financial Statement Review and Status of NASDAQ Continued Listing

DAVIS, California, February 4, 2015 — Marrone Bio Innovations, Inc. (NASDAQ: MBII) today announced the results of the previously announced internal investigation conducted by the Audit Committee of its Board of Directors (the “Committee”) regarding certain accounting and other matters.

The Audit Committee Investigation

In September 2014, upon the recommendation of management the Committee commenced an independent investigation concerning certain revenue recognition issues. The Committee’s investigation is now substantially completed.

As part of its investigation, the Committee reviewed certain of the Company’s historical sales transactions with distributors. The principal findings of the Committee were that (i) certain employees did not share with the Company’s finance department or the external auditors certain important transactional terms, (ii) certain sales personnel executed inaccurate “sales representation” letters, which are intended to inform the Company’s finance department and the external auditors of any commitments not included on a customer purchase order provided to the finance department, and (iii) certain employees mischaracterized expenses related to agreements to pay for the storage and freight fees associated with certain transactions. As a result, the Committee concluded that the Company recognized revenue for certain transactions prior to satisfying the criteria for revenue recognition required under U.S. Generally Accepted Accounting Principles. In addition, the Committee found that supply chain personnel were directed to ship the wrong product to a customer because the Company did not have the ordered product readily available. The employees primarily responsible for the foregoing conduct are no longer with the Company.

The Committee concluded that the Company can rely on current management to accurately prepare the Company’s financial statements. The Committee also made certain remedial recommendations, which the Company intends to implement promptly.

The San Francisco Regional Office of the United States Securities & Exchange Commission has opened an investigation of this matter, with which the Company has been cooperating fully.

Financial Statement Review

In light of the Committee’s findings, management of the Company is evaluating the necessity, nature and scope of any restatements to any of its previously filed financial statements. Due to the ongoing nature of this evaluation, the Company cannot at this time provide an estimate of the timing, extent, or effect of any such restatement.

PRESS RELEASE

In addition, management is considering the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures, and related material weaknesses in such controls. The Company intends to amend certain prior disclosures pertaining to its evaluation of such controls and procedures, and material weaknesses, as appropriate in connection with any amended filings, and will consider whether any further remedial measures may be advisable.

NASDAQ Matters

On November 14, 2014, the Company filed with the Commission a Form 12b-25 Notification of Late Filing relating to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”). The Company reported in the Form 12b-25 that it was unable to complete the filing pending completion of the Audit Committee’s investigation.

As previously reported, on November 17, 2014, the Company received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing the Form 10-Q. In accordance with the requirements set forth in the letter, the Company submitted a plan to regain compliance with NASDAQ’s filing requirements for continued listing on January 16, 2015. On January 27, 2015, the Company received a letter from NASDAQ granting the Company an extension until May 13, 2015 to file any delinquent reports and regain compliance.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA, should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and

PRESS RELEASE

expressly disclaims any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: the Company’s implementation of remedial measures recommended by the Audit Committee, the ongoing SEC investigation, the necessity, nature and scope of any restatements to the Company’s previously filed financial statements, the identification and implementation of remedial measures, results of management’s review of, and amendments to prior disclosures regarding, internal controls over financial reporting and disclosure controls, expectations regarding the timing of the Company’s periodic reports and expectations regaining full compliance with Nasdaq continued listing requirements. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include uncertainty surrounding management’s ongoing evaluation of any potential restatements to any of the Company’s previously filed financial statements, the types of errors and adjustments that may be required in any such restatement, the extent of any material weaknesses or significant deficiencies in the Company’s internal and disclosure controls, how promptly and thoroughly the recommendations of the Audit Committee can be implemented, potential legal or regulatory action related to the matters under investigation, and adverse decisions by the SEC or NASDAQ. In addition, the Company faces other risks and uncertainties that could affect its ability to complete the restatement of its financial statements, to file its periodic reports, and to regain compliance with the NASDAQ listing requirements. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the Securities and Exchange Commission.